                                                                 Exhibit 99.7(b)

                        [SUTHERLAND ASBILL & BRENNAN LLP]


                                 April 26, 2004


Farm Bureau Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

     Re:  Farm Bureau Life Variable Account
          (File No. 33-12789)
          ---------------------------------

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 22 to the Registration Statement on Form S-6 (File No. 33-12789) for Farm Bureau Life Variable Account. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                   Sincerely,

                                   SUTHERLAND ASBILL & BRENNAN LLP


                                   By: /s/ Stephen E. Roth
                                       -------------------
                                           Stephen E. Roth